SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 1, 1996



                     Vanguard Airlines, Inc.
      (Exact name of registrant as specified in its charter)



  Delaware                       0-27034            48-1149290
(State or other                (Commission         (I.R.S. Employer
 jurisdiction of                    File Number)    Identification No.)
 incorporation)


 30 N.W. Rome Circle, Mezzanine Level, Kansas City International
               Airport, Kansas City,Missouri 64153
   (Address of principal executive offices including zip code)


Registrant's telephone number, including area code (816) 243-2100




                                    Page 1 of 4
                                    Exhibit at Page 4
Item 5.   Other Events.


The Company issued a press release on November 1, 1996, announcingthat Robert J. McAdoo, Chief Executive Officer and President of the Company
and Chairman of the Board  resigned effective November 1, 1996.  Mr.
McAdoo will continue as a director of the Company.  The Board of
Directors has named John P. Tague as Chief Executive Officer and
President and Chairman of the Board of Directors. Mr. Tague currently is Chief Executive Officer and President and Chairman of the Board of
Directors of Air South Airlines, Inc. Mr. Tague will continue in his positions as Chief Executive Officer and President and Chairman of the
Board of Directors of Air South.   A copy of the press release in connection
with these announcements is attached hereto as Exhibit 99.1.



Item 7.   Financial Statements and Exhibits.


               Exhibits.

               99.1  Press release dated November 1, 1996.

                     SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Kansas City, State of Missouri, on November 1, 1996.


                         VANGUARD AIRLINES, INC.




                         By /s/ John Tague
                              John Tague
                              Chairman of the Board,
                              President and Chief Executive
                              Officer

    INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


Exhibit
Numbers
Description
Sequential
Page Number
99.1
Press release dated
November 1, 1996

                         EXHIBIT 99.1

                   PRESS RELEASE

                                   CONTACT:  Randy
                                             Smith
                                             (816)
                                             243-2113


For Immediate Release

   VANGUARD ANNOUNCES THIRD-QUARTER RESULTS, THE
RESIGNATION OF CHIEF EXECUTIVE OFFICER AND APPOINTMENT OF JOHN
TAGUE
            AS CHIEF EXECUTIVE OFFICER


Kansas City, MO-- November 1, 1996 -- Vanguard Airlines, Inc. (the "Company") (NASDAQ:VNGD) announced third-quarter results today. The Company's net loss for the third quarter of 1996 was approximately $3.6 million or $(0.40) per share compared to a third-quarter 1995 net loss of approximately $667,000 or $(0.10) per share. Total operating revenues for third-quarter 1996 increased 80% to approximately $19.9 million as compared to approximately $11.1 million for third-quarter 1995.

Vanguard also announced today that effective November 1, 1996 Robert J. McAdoo resigned as Chief Executive Officer and President of the Company and as Chairman of the Board of Directors. Mr. McAdoo will continue as a director of the Company.

The Company's Board of Directors has named John P. Tague as Chief Executive Officer and President and as Chairman of the Board of Directors. Mr. Tague currently is Chairman, President and Chief Executive Officer of Air South Airlines, Inc ("Air South"). Mr. Tague will continue in his positions as Chairman, President and Chief Executive Officer of Air South. Prior to joining Air South in July of 1996, Mr. Tague was President and Chief Operating Officer of American Trans Air, the nation's 10th largest airline, which he joined in 1991. He resigned from American Trans Air in July 1995 to form the Pointe Group L.L.C.

Mr Tague said, "While Vanguard's third-quarter results are disappointing, it is a Company with great potential. We will aggressively focus on building Vanguard's strengths in our drive to achieve satisfactory financial performance."

Tague continued, "Everyone involved with Vanguard owes Bob McAdoo a great deal of gratitude. He had the vision and perseverance to found Vanguard Airlines and has built a quality Company. I look forward to his continued input as a member of the Company's Board of Directors."

This press release contains forward-looking statements that involve risks
and uncertainties.   The actual results may differ significantly from those
currently anticipated. Factors that may cause such differences include, but are not limited to, general economic conditions, competition, and fuel costs.

Vanguard, which began service in December 1994 and is headquartered in Kansas City, is a low-price, short- to medium-haul passenger airline providing convenient, scheduled jet services to 13 cities throughout the West, Rocky Mountains and Midwest. Vanguard currently serves
Chicago-Midway, Dallas/Ft. Worth, Denver, Des Moines, Kansas City, Los Angeles, Minneapolis/St. Paul, Salt Lake City, San Francisco, Cincinnati, Seattle, Phoenix, and Wichita. The company currently employs more than 568 people and operates a fleet of eight aircraft, consisting of six Boeing 737-200s and two Boeing 737-300s.